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                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 9, 2001 and August 8, 2001 on our reviews of interim financial information of Global Marine Inc. (the "Company") as of and for the periods ended March 31, 2001 and June 30, 2001, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, respectively, are incorporated by reference in this Registration Statement on Form S-4 of Santa Fe International Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 25, 2001